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                                                                    EXHIBIT 10.3


Employment Agreement between Valle de Oro Bank, N.A. and William V. Ehlen dated July 1, 1995

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                              EMPLOYMENT AGREEMENT

               THIS AGREEMENT is made and entered into this 1st day of July, 1995, by and between VALLE DE ORO BANK, N.A., a national banking association, having its corporate offices at 1234 E. Main Street, El Cajon, California, hereinafter referred to as the "Employer," and WILLIAM V. EHLEN, hereinafter referred to as the "Employee."

      WHEREAS, the parties hereto desire to enter into an agreement for the purposes of engaging the services of Employee by reason of his experience, training and ability in the California commercial banking industry;

        NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

        1. Employment and Duties. The Employer hereby employs the Employee and the Employee hereby accepts employment with the Employer upon the terms and conditions hereinafter set forth. The Employee is hereby employed as the President and Chief Executive Officer of Employer and shall perform the customary duties of a President and Chief Executive Officer of a California commercial bank and such kindred duties as may, from time to time, be reasonably requested of him by the Board of Directors of Employer, provided that such duties shall not require Employee to locate his residence in an area other than where the principal executive office of the Employer is located.

        2. Extent of Services. Employee shall donate his full time, attention and energies to the business of the Employer, and shall not during the term of this Agreement be engaged in any other business activities, except personal investments, without the prior written consent of Employer.

        3. Term. Subject to prior termination of this Agreement as hereinafter provided, the term of the Employment Agreement is four (4) years beginning July 1, 1995.

        4. Regular Compensation. In consideration for services rendered under this Agreement, the employer shall pay to Employee a minimum salary of one hundred seventy-five thousand and no/100 dollars ($ 175,000.00). Employee's salary during the remaining years of this Agreement shall be increased in an amount to be determined by Employer.

        5. Expenses. Employee shall be reimbursed for ordinary and necessary expenses incurred by Employee in connection with activities associated with promoting the business of Employer that are authorized from time to time by the Board of Directors of Employer including expenses for entertainment, travel and similar items. Employer will pay for or will reimburse Employee for all such expenses upon presentation by Employee from time to time, of an account of such expenditure.



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        6. Automobile. Employer shall provide Employee with an automobile for
Employee's personal and business use during the term of this Agreement or until available. The Employer also agrees to procure and maintain automobile liability insurance on such automobile. All automobile expenses incurred by the Employee in performing his duties hereunder are to be paid for, insofar as this is possible, by the use of credit cards in the name of the Employer. Any such reasonable automobile expenses which cannot be charged on a credit card may be paid for by the Employee who will later be reimbursed by the Employer.

        7. Vacation. Employee shall be entitled to an annual vacation leave of four (4) weeks at full pay. Employee shall take at least two consecutive weeks of vacation annually.

        8. Disability. If the Employee becomes disabled during the employment term because of sickness, physical or mental disability, so that he is unable to perform his duties hereunder, the Employer agrees to continue the Employee's salary for whichever of the following is shortest: until one hundred eighty
(180) days from the first working day missed because of such sickness or disability; until Employee is able to return to work; or until the end of the employment term hereinabove specified.

        9. Insurance. Employer hereby agrees as its sole cost and expense to provide Employee, and Employee's dependents, at all times during the term of this Agreement, with health (including medical, dental and hospitalization), accident and disability insurance of a type at least as comprehensive as such coverage provided through the California Bankers Association. In addition, Employer hereby also agrees at its sole cost and expense to provide Employee with term life insurance upon the life of the Employee, in a face amount of at least $100,000 and with ownership therein to be determined by Employee in his sole discretion, including the right to designate the beneficiary of such policy.

        10. Printed Material. All written or printed materials used by Employee performing duties for Employer are and shall remain the property of Employer. Upon termination of employment, Employee shall return such written or printed material to Employer.

        11. Disclosure of Information. Employee shall not, either before or after termination of the Agreement, disclose to anyone any information relating to Employer or an financial information, trade secrets of know-how germane to the business and operations of Employer. Employee recognizes and acknowledges that any financial information concerning any of Employer's customers, as it may exist from time to time, is strictly confidential and is a valuable, special and unique asset of Employer's business. Employee shall not, either before or after termination of this Agreement, disclose to anyone said financial information or any part thereof, for any reason or purpose whatsoever.



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        12. Non-competition by Employee. During the term of this Agreement, the
Employee shall not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any competing banking business.

        13. Surety Bond. The Employee agrees that he will furnish all information and take any other steps necessary to enable the Employer to obtain or maintain a fidelity bond conditional on the rendering of a true account by the Employee of monies, goods, or other property which may come into the custody, charge, or possession of the Employee during the term of his employment. The surety company issuing the bond and the amount of the bond must be acceptable to the Employer. All premiums on the bond are to be paid by the Employer. If Employee cannot qualify for a surety bond at any time during the term of this Agreement, Employer shall have the option to terminate this Agreement immediately.

        14. Moral Conduct. The Employee agrees to conduct himself at all times with due regard to public conventions and morals. He further agrees not to do or commit any act that will reasonably tend to degrade him or to bring him into public hatred, contempt, or ridicule, or that will reasonably tend to shock or offend the community, or to prejudice the Employer or the banking industry in general.

         15.    Termination of Agreement.

        a. Statutory Grounds for Termination. This Agreement shall terminate immediately upon the occurrence of any one of the following events, which are described in Sections 2920, 2921, 2924, and 2925 of the California Labor Code:

                        1) The occurrence of circumstances that make it impossible or impractical for the business of the Employer to be continued.

                        2) The death of the Employee.

                        3) The loss of the Employee of legal capacity.

                        4) The loss by the Employer of legal capacity to contract.

                        5) The willful breach of duty by the Employee in the course of his employment, unless waived by Employer.

                        6) The habitual neglect by the Employee of his employment duties, unless waived by the Employer.

                        7) Subject to paragraph 8 hereof, the continued incapacity on the part of the Employee under this Agreement, unless waived by the Employer.



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               b. Termination for Bankruptcy. This Agreement may be terminated immediately by either party at his option and without prejudice to any other remedy to which he may be entitled at law, in equity, or under this Agreement if either party:

                      1) Files a petition in bankruptcy courts or is adjudicated as bankrupt;

                      2) Institutes or suffers to be instituted against him any procedure in bankruptcy court for reorganization or rearrangement of his financial affairs;

                      3) Has a receiver of his assets or property appointed because of insolvency; or

                      4) Makes a general assignment for the benefit of creditors.

               c. Effect of Termination on Compensation. In the event of the termination of this Agreement prior to the completion of the term of employment specified herein, the Employee shall be entitled to the compensation earned by him prior to the date of termination as provided for in this Agreement computed pro-rata up to and including that date; the Employee shall be entitled to no further compensation as of the date of termination except that Employee or Employee's estate shall receive twelve (12) months' salary when termination is caused by death, disability, or termination without proper notice as provided below.

               d. Termination by Either Party. Notwithstanding anything to the contrary contained in this Agreement, either party may terminate this Agreement at any time prior to the expiration of its term, subject to (12) months' written notice served upon the other party.

        16. Notices. Any notices to be given hereunder by either party to the other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices to the Employer shall be given to Valle de Oro Bank, N.A., 1234 E. Main Street, El Cajon, CA 92021, c/o Chairman of the Board of Directors. Mailed notices to Employee shall be sent to William V. Ehlen, 1421 Fuerte Heights Lane, El Cajon, CA 92021.

        17. Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to the employment of the Employee by the Employer and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement



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shall be valid and binding. Any modification of this Agreement will be effective only if it is in writing signed by the party to by charged.

        18. Partial Invalidity. If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

        19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        20. Waiver. The parties hereto shall not be deemed to have waived any of their respective rights under this Agreement unless the waiver is in writing and signed by such waiving party. No delay in exercising any right shall be a waiver nor shall a waiver on one occasion operate as a waiver of such right on a future occasion.

        22. Payment of Money Due Deceased Employee. If the Employee dies prior to the expiration of the term of employment, any monies that may be due him from the Employer under this Agreement as of the date of his death shall be paid to his executors, administrators, heirs, personal representative, successors, and assigns.

        22. Attorney's Fees. Should either party hereto institute legal proceedings to enforce or interpret any provision hereof, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees as determined by the court, plus court costs.

        23. Approval by Employer. The obligations and rights of the parties hereunder are expressly conditioned upon the approval of this Agreement by the Board of Directors, Valle de Oro Bank, N.A.

EMPLOYER:


/s/ JAMES F. CARROLL
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James F. Carroll
Chairman of the Board


EMPLOYEE:

/s/  WILLIAM V. EHLEN
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William V. Ehlen
President and
Chief Executive Officer